UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2010

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2010, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company") approved base salaries for 2010, which will be the same as for 2009, for the Company’s remaining employees, who are also named executive officers (as identified in the Company’s proxy statement relating to the Company’s 2009 annual meeting of stockholders) (the "NEOs"). On that date, the Committee also (i) granted stock option awards under the Company’s 2008 Omnibus Incentive Plan (the "Plan") for the NEOs (the "2010 Options"), which options were granted contingent upon receipt of a waiver as described below, (ii) adopted an incentive plan for 2010 (including target awards for the NEOs and corporate performance goals) and (iii) modified outstanding options previously granted to the NEOs on July 21, 2009 (the "2009 Options") to provide for the acceleration of vesting and exercisability of the 2009 Options in the event of an "involuntary termination" (as defined below).

The following table sets forth the existing base salary for each of the NEOs, which have been in effect since January 1, 2009, the base salary for each of the NEOs for 2010 and the number of shares underlying the 2010 Options granted to the NEOs:

Name/Primary Title/2009 Base Salary/2010 Base Salary/No. of Shares Underlying Option Award

Brian M. Culley/Principal Executive Officer/$315,000/$315,000/1,600,000

Patrick L. Keran/General Counsel and Principal Financial & Accounting Officer/$289,000/$289,000/1,600,000

The Company is a party to that certain Rights Agreement, dated July 27, 2005, as amended (the "Rights Agreement"). Under the terms of the Rights Agreement, the Company is prohibited from, among other things, granting certain of its securities without complying with the provisions of the Rights Agreement. The Committee granted the 2010 Options to the NEOs subject to and contingent upon receipt of a certain waiver under the Rights Agreement, and if such waiver is not obtained, the grant of the 2010 Options will not be effective. The 2010 Options will be granted as of the date the waiver is executed and delivered to the Company (the "Grant Date"). As of the time of filing this Current Report, the Company has not received the waiver. If the waiver is executed and delivered, each of the 2010 Options granted to the NEOs will have an exercise price per share equal to the closing price of the Company’s common stock on the Grant Date (or, if no such closing price is reported on the Grant Date, the last date preceding the Grant Date on which such a closing price is reported), and will vest and become exercisable as to 25 % of the shares underlying each stock option on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, with each vesting event subject to the respective NEO’s continuous service (as defined in the Plan). However, in the event the NEO ceases to provide services to the Company as an employee by reason of an "involuntary termination" (as defined below), the option shall, immediately prior to such involuntary termination, vest and become exercisable with respect to 25% of the total number of shares subject to the option, or 400,000 shares, and the exercisability of the then-vested portion of the option (after taking into account the foregoing acceleration) shall be extended such that the option shall be exercisable for a period of 12 months from the date of such involuntary termination. In addition, the vesting and/or exercisability of each option will accelerate or be extended under certain circumstances, including, (i) in the event of a change in control (as defined in the Plan), acceleration of vesting with respect to 50% of the then unvested shares on the day prior to the date of the change in control and, subject to the respective NEO’s continuous service, with respect to the remaining 50% of the then unvested shares on the one year anniversary of the date of the change in control, (ii) subject to the preceding clause (i), in the event of a change of control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the option, acceleration in full of vesting on the day prior to the date of the change in control if the NEO is then providing services or was the subject of an involuntary termination in connection with, related to or in contemplation of the change in control and exercisability for a period of 24 months from the date of such involuntary termination, and (iii) subject to the preceding clause (i), in the event of a change of control, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the option, and in the event of an involuntary termination of the NEO within 12 months following the date of the change in control, acceleration in full of vesting and exercisability for a period of 24 months from the date of such involuntary termination.

Pursuant to the incentive plan for 2010 adopted by the Committee (the "2010 Incentive Plan"), the NEOs are eligible for incentive awards based upon the achievement of corporate performance objectives in effect at the end of 2010. Awards under the 2010 Incentive Plan generally will be paid in cash; however, the Committee has discretion to determine the composition of each award. The potential award of each of the NEOs will be based 100% on the Company’s achievement of corporate objectives and the target award amount for each NEO is $150,000. The target amount of each award may be increased or decreased by multiplying the NEO’s target amount by a corporate performance multiplier, as will be determined by the Committee in the first quarter of 2011. Award multipliers will range from zero to 1.5. Payment of any awards under the 2010 Incentive Plan will be made after December 31, 2010 and on or before March 14, 2011. If an NEO’s employment with the Company terminates prior to payment of an award, it will be at the sole discretion of the Committee whether or not any award payment is made to that NEO.

The corporate performance goals under the 2010 Incentive Plan were set by the Committee based on recommendations from the NEOs and reflect the Committee’s assessment, as of January 20, 2010, of near-term corporate objectives that will enhance stockholder value. The corporate objectives involve the Company's receipt of favorable response(s) from the U.S. Food and Drug Administration regarding one or more of the Company's product candidates, favorable progress in the development and/or commercialization of one or more of the Company's products and the maintenance of specified levels of capital at December 31, 2010.

Under the 2010 Incentive Plan, if a corporate objective becomes irrelevant or undesirable or if a strategic change or other event affects the objective, the Committee, after considering the recommendations of the NEOs, may adjust the weighting of all objectives, substitute a new objective, eliminate the affected objective, take no action or effect any combination of the foregoing. In addition, subject to contractual obligations, the Committee has absolute discretion to abolish the 2010 Incentive Plan at any time or to alter any terms and conditions under which incentive awards will be paid, with or without cause and with or without prior notice.

The 2009 Options were modified to provide that, in the event of the "involuntary termination" (as defined below) of an NEO, the applicable 2009 Option would, immediately prior to such involuntary termination, vest and become exercisable with respect to 25% of the total number of shares subject to the applicable 2009 Option, or 425,000 shares.

For purposes of the 2010 Options and the 2009 Options, "involuntary termination" means (i) without the NEO’s express written consent, a Board action or external events causing or immediately portending a material reduction or alteration of the NEO’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction or alteration, or the removal of the NEO from such position, duties or responsibilities; provided, however, that an "Involuntary Termination" shall not be deemed to occur (A) with respect to Brian M. Culley, if Mr. Culley remains the head of and most senior individual within the Company’s (or its successor’s) business development function and (B) with respect to Patrick L. Keran, if Mr. Keran remains the head of and most senior individual within the Company’s (or its successor’s) legal function; (ii) without the NEO’s express written consent, a material reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) without the NEO’s express written consent, the relocation of the NEO’s principal place of employment with the Company by more than 50 miles; or (iv) any termination of the NEO by the Company without "cause" (as defined below). For purposes of the 2010 Options and the 2009 Options, "cause" means (i) any act of personal dishonesty taken by the NEO in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the NEO; (ii) the NEO’s conviction of a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; (iii) a willful act by the NEO that constitutes misconduct and is materially injurious to the Company, or (iv) continued willful violations by the NEO of his obligations to the Company after there has been delivered to the NEO a written demand for performance from the Company that describes the basis for the Company’s belief that the NEO has not substantially performed his duties.

The descriptions of the provisions of the terms and conditions of the stock option awards, the 2010 Incentive Plan and the modification to outstanding options set forth above do not purport to be complete and are qualified in their entirety by reference to the form of Incentive Stock Option Grant Agreement with Mr. Culley, the form of Incentive Stock Option Grant Agreement with Mr. Keran, the 2010 Incentive Plan and the form of letter agreement, dated January 20, 2010, modifying option, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

January 26, 2010	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Incentive Stock Option Grant Agreement for use in connection with January 2010 option grant to Brian M. Culley
10.2	Form of Incentive Stock Option Grant Agreement for use in connection with January 2010 option grant to Patrick L. Keran
10.3	2010 Incentive Plan
10.4	Form of letter, dated January 20, 2010, modifying option